                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 18, 1996
- -------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                               SINTER METALS, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-13366                25-1677695
     ---------------               -----------            -------------
     (State or other               (Commission             (IRS Employer
     jurisdiction of               File Number)           Identification No.)
      Incorporation)

       50 Public Square, Cleveland, Ohio                              44113
- -------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)

      Registrant's telephone number, including area code: (216) 771-6700
                                                         ---------------

                                 Page 1 of  Pages
                                     --   --

                  The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated August 2, 1996 as set forth in the pages attached hereto.

"Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended and restated to include pro forma financial information required in connection with the acquisition of SinterForm Incorporated by the Registrant to include an Exhibit."

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements of SinterForm Incorporated

         Report of Independent Public Accountants
         Balance Sheet as of June 30, 1996
         Statement of Income for the year ended June 30, 1996
         Statement of Cash Flow for the year ended June 30, 1996
         Statement of Stockholders' Equity for the year ended June 30, 1996 Notes to Financial Statements

(b)      Pro forma financial information

         Introduction to Pro Forma Condensed Combined Financial Statements
            (unaudited)
         Pro Forma Condensed Combined Balance Sheet (unaudited) as
            of June 30, 1996
         Pro Forma Condensed Combined Income Statement (unaudited) for the year ended December 31, 1995
         Pro Forma Condensed Combined Income Statement (unaudited) for the six months ended June 30, 1996
         Notes to Pro Forma Condensed Combined Financial Statements (unaudited)

                             ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
SinterForm Incorporated:

We have audited the accompanying balance sheet of SinterForm Incorporated (a Michigan corporation) as of June 30, 1996, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SinterForm Incorporated as of June 30, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                        /s/ Arthur Andersen LLP



Cleveland, Ohio,
   August 16, 1996.

                                         ASSETS
                                         ------

CURRENT ASSETS:
   Cash and cash equivalents                                          $  443,105
   Accounts receivable-
     Trade                                                             1,459,418
     Employee                                                             10,000
     Income tax                                                           81,000
   Inventories:
     Raw materials                                                       479,317
     Work in progress                                                    621,484
     Finished goods                                                      262,176
   Prepaid expenses                                                       17,336
   Customer tooling                                                       29,745
                                                                      ----------
       Total current assets                                            3,403,581
                                                                      ----------
PROPERTY, PLANT AND EQUIPMENT:
   Land                                                                   38,925
   Building                                                              235,225
   Production machinery and equipment                                  1,757,857
   Office furniture and equipment                                         49,123
   Vendor tooling                                                         18,375
   Automobiles and trucks                                                  1,187
   Construction-in-process                                               138,794
                                                                      ----------
                                                                       2,239,486
   Less- Accumulated depreciation                                        313,620
                                                                      ----------
       Net property, plant and equipment                               1,925,866
                                                                      ----------
OTHER ASSETS:
   Deposits                                                                  500
   Deferred income tax                                                    54,000
   Loan commitment fee net of amortization costs of $3,750

                                                                           3,750
   Organization costs net of amortization costs of $50,063

                                                                          43,805
                                                                      ----------
       Total other assets                                                102,055
                                                                      ----------
       Total assets                                                   $5,431,502
                                                                      ==========


The accompanying notes to financial statements are an integral part of this balance sheet.


                          LIABILITIES AND STOCKHOLDERS' EQUITY
                          ------------------------------------

CURRENT LIABILITIES:
   Trade accounts payable                                             $1,461,864
   Accrued liabilities-
     Payroll                                                             197,004
     Bonuses                                                             160,000
     Michigan single business tax                                         16,000
     Other taxes                                                          45,552
     Other expenses                                                       32,009
     Deferred income taxes                                               142,000
     Current portion of long-term debt                                   470,864
                                                                      ----------
       Total current liabilities                                       2,525,293
                                                                      ----------





LONG-TERM DEBT                                                           660,424
                                                                      ----------
       Total liabilities                                               3,185,717
                                                                      ----------
STOCKHOLDERS' EQUITY:
   Common Stock
     Class A, 30,000 shares authorized; 850 shares
       outstanding                                                         8,500
     Class B, 30,000 shares authorized; 0 shares outstanding
                                                                            --
   Additional paid-in-capital                                               --
   Retained earnings                                                   2,237,285
                                                                      ----------
       Total stockholders' equity                                      2,245,785
                                                                      ----------
       Total liabilities and stockholders' equity                     $5,431,502
                                                                      ==========



The accompanying notes to financial statements are an integral part of this balance sheet.

                             SINTERFORM INCORPORATED
                             -----------------------

                               STATEMENT OF INCOME
                               -------------------
                        FOR THE YEAR ENDED JUNE 30, 1996
                        --------------------------------

NET SALES                                                          $ 14,201,189

COST OF SALES                                                        11,926,039
                                                                   ------------
GROSS PROFIT                                                          2,275,150

SELLING EXPENSES                                                        517,418

GENERAL AND ADMINISTRATIVE EXPENSES                                     742,723

OTHER  (INCOME) EXPENSE:
   Interest expense                                                     118,601
   Gain from sale of assets                                              (6,455)
   Interest income                                                      (14,391)
   Other income                                                        (242,427)
                                                                   ------------

INCOME BEFORE INCOME TAXES                                            1,159,681

INCOME TAX PROVISION                                                    384,631
                                                                   ------------
NET INCOME                                                         $    775,050
                                                                   ============

                 The accompanying notes to financial statements
                     are an integral part of this statement.

                             SINTERFORM INCORPORATED
                             -----------------------

                             STATEMENT OF CASH FLOWS
                             -----------------------
                        FOR THE YEAR ENDED JUNE 30, 1996
                        --------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                    $ 775,050
   Adjustments to reconcile net income to net cash provided
     by operating activities-
       Depreciation and amortization                               192,422
       Gain on sale of equipment                                    (5,074)
       Deferred income taxes                                        54,000
       Change in operating assets and liabilities-
         Accounts receivable                                      (490,071)
         Inventories                                               (24,346)
         Prepaid expenses                                          (22,032)
         Other assets                                               11,863
         Accounts payable                                          377,962
         Accrued expenses                                         (154,019)
                                                                 ---------
           Net cash provided  by operating activities              715,755
                                                                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from sale of equipment                                  11,900
   Purchase of equipment                                          (562,012)
                                                                 ---------
           Net cash used for investing activities                 (550,112)
                                                                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Redemption of common stock                                     (185,650)
   Principal payment on long-term debt                            (150,328)
                                                                 ---------
           Net cash used for financing activities                 (335,978)
                                                                 ---------
NET DECREASE IN CASH                                              (170,335)
                                                                 ---------
CASH, AT BEGINNING OF YEAR                                         613,440
                                                                 ---------
CASH, AT END OF YEAR                                             $ 443,105
                                                                 =========
CASH PAYMENTS FOR INTEREST                                       $ 118,601
                                                                 =========
CASH PAYMENTS FOR TAXES                                          $ 415,000
                                                                 =========

                 The accompanying notes to financial statements
                     are an integral part of this statement.

                             SINTERFORM INCORPORATED
                             -----------------------

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------
                        FOR THE YEAR ENDED JUNE 30, 1996
                        --------------------------------

                                      Common     Common  Additional
                                      Stock-     Stock-    Paid-In       Retained
                                     Class A    Class B    Capital       Earnings
                                     -------    -------    -------       --------
ENDING BALANCE AT JULY 1, 1995       $ 9,000       $--       $--       $ 1,647,385

   Redemption of shares                 (500)       --        --          (185,150)

   Net income                           --          --        --           775,050
                                     -------       ----      ----      -----------

ENDING BALANCE AT JUNE 30, 1996      $ 8,500       $--       $--       $ 2,237,285
                                     =======       ====      ====      ===========


                 The accompanying notes to financial statements
                     are an integral part of this statement.

                             SINTERFORM INCORPORATED
                             -----------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
   ------------------------------------------

Organization of the Company
- ---------------------------

SinterForm Incorporated (the Company) was incorporated as a Michigan Corporation on October 22, 1993. The Company purchased the assets and assumed the liabilities of Sinteris PM Corporation and began operations on November 1, 1993. As consideration for the purchase, the Company issued to Nethertech Holdings Corporation, the parent company of Sinteris PM Corporation, 100 shares of class B common stock.

The Company's principal business consists of the design, engineering and production of precision pressed metal components for use primarily in the automotive, home appliance, lawn and garden and power tool industries. The Company manufactures components such as gears, bearings and sprockets, for use in engines, transmission and other drive mechanisms.

Cash and Cash Equivalents
- -------------------------

The Company considers all short-term instruments with an original maturity of three months or less, which are valued at the lower of cost or market at the balance sheet date, to be cash equivalents.

Inventories
- -----------

Inventories are carried at the lower of cost (first-in, first-out method) or market.

Property, Plant and Equipment
- -----------------------------

Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the applicable assets using the straight-line method for financial reporting and using accelerated methods for tax reporting purposes.

Organization Expenses
- ---------------------

Legal and other professional expenses incurred in connection with the organization of the Company have been capitalized and are being amortized on the straight-line method over five years.

Income Taxes
- ------------

Income taxes are provided on earnings reported in the financial statements. Deferred income taxes resulting from timing differences between earnings reported for financial statement purposes and income measured in accordance with tax laws are accounted for using the liability method.

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. CONCENTRATIONS OF CREDIT RISK:
   -----------------------------

At June 30, 1996, the Company had cash balances at a financial institution which exceed the maximum Federal Deposit Insurance Corporation's insurable level of $100,000.

The Company is subject to credit risk involving its accounts receivable because a significant portion of the Company's sales are to five major customers. These five customers, which are not in similar industries, comprise of 75% of total sales. Trade receivables for these customers totaled $784,704 at June 30, 1996.

3. LONG-TERM DEBT:
   --------------

Long-term debt at June 30, 1996 consists of the following:

                                                            1996
                                                         ----------
Long-term note - bank - due in monthly installments
  of $28,125 plus interest at prime rate (prime rate
  at June 30, 1996 was 8.25%). Collaterized by
  accounts receivable, inventory, machinery and
  equipment and real estate                              $  562,500

Long-term note - bank - due in monthly installments
  of $6,667 plus interest at prime rate plus .25%
  (prime rate at June 30, 1996 was 8.25%)
  Collaterized by accounts receivable, inventory,
  machinery and equipment and real estate                   293,334

Long-term note - bank - due in monthly installments
  of $4,248 plus interest at prime rate plus 1.5%
  (prime rate at June 30, 1996 was 8.25%) collaterized
  by accounts receivable, inventory, machinery and
  equipment and real estate                                 275,454
                                                         ----------
                                                          1,131,288
   Less- Current maturities                                 470,864
                                                         ----------
                                                         $  660,424
                                                         ==========

4. REPURCHASE OF COMMON STOCK:
   --------------------------

The Company has agreements with the Class A common stockholders, which give the Company the option to repurchase the shares in the event of death, disability or retirement of the stockholders. The option price is equal to the book value of the shares, plus one half of the amount that market value exceeds the book value of the Company's land, buildings and equipment. If the Company does not exercise its option to purchase the shares, the stockholder can require the Company to purchase the stock at the above price. During 1996, the Company repurchased 50 Class A common shares for $185,650. The shares were retired.

5. INCOME TAXES:
   ------------

Income tax expense consists of the following:

                  Current    $296,631
                  Deferred     88,000
                             --------
                     Total   $384,631
                             ========

Deferred income tax assets and liabilities are the result of the following elements:

                                                      1996
                                                    ---------
                  Accrued expenses deductible
                     for tax purposes when paid     $  54,000
                  Accelerated depreciation           (138,000)
                  Inventory valuation                  (4,000)
                                                    ---------
                     Total                          $ (88,000)
                                                    =========

The income tax provision differs from the amounts computed by applying the federal statutory rate as follows:

                  Income tax at federal statutory
                    rate                            $ 394,292
                  Michigan Single Business Tax        (34,000)
                  Nondeductible expenses               15,068
                  Other, net                            9,271
                                                    ---------
                     Income tax provision           $ 384,631
                                                    =========

6. EMPLOYEE BENEFIT PLAN:
   ---------------------

Retirement benefits are provided for substantially all employees under a contributory plan subject to Section 401(k) of the Internal Revenue Code. All employees with at least six months of service and who have worked at least 500 hours are eligible to participate on the next 401(k) open date. The plan requires minimum employee contributions of 2% of compensation (as defined) and allows for additional voluntary contributions of up to 15% of compensation. The Company is required to match 25% of employee contributions up to a maximum of 2.5% of salary. All Company contributions are fully vested. Total Company contributions under the plan amounted to $35,789 in 1996.

7. SUBSEQUENT EVENT:
   ----------------

On July 18, 1996, the Company entered into a Stock Purchase Agreement (Agreement) with Sinter Metals, Inc. (Sinter). Under the terms of the Agreement, Sinter acquired all of the issued and outstanding shares of the Company's stock. The purchase price was $7,000,000 plus 5,000 shares of Sinter's Class A common stock.

In conjunction with the transaction, all outstanding debt was retired.

                               SINTER METALS, INC.

             INTRODUCTION TO PRO FORMA CONDENSED COMBINED FINANCIAL
                                   STATEMENTS

                  On July 18, 1996, Sinter Metals, Inc. (the "Company") acquired all of the issued and outstanding capital stock (the "stock") of SinterForm Incorporated, a Michigan Corporation. The Company paid the Stockholders $7.0 million in cash and 5,000 shares of the Company's Class A common stock. Additionally, the Company also paid the Stockholders an aggregate of $1.5 million in cash as the consideration under Noncompetition Agreements. The funds used to acquire SinterForm were provided by internally generated funds and borrowings under the Company's credit facility. The acquisition has been recorded using the purchase method of accounting, and accordingly, the results of operations of SinterForm have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price allocation has been based on preliminary estimates which may be revised at a later date; however, the effect of any revisions on the results of operations would not be material.

                  The unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996, gives effect to material events that are directly attributable to the acquisition as if it had occurred on June 30, 1996. The unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1995 and the six months ended June 30, 1996, give effect to material events that are directly attributable to the acquisition as if it had occurred on January 1, 1995.

                  Prior to its acquisition by the Company, SinterForm Incorporated utilized a June 30 fiscal year end. For purposes of the Pro Forma Condensed Combined Statements of Income for the year ended December 31, 1995 and the six months ended June 30, 1996, the reporting periods of SinterForm Incorporated have been conformed to those of the Company.

                  The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the SinterForm acquisition been consummated at the beginning of the periods presented, or of results which may occur in the future. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report or Form 10-K for the year ended December 31, 1995.

                               SINTER METALS, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                      SINTER
                                     METALS      SINTERFORM
ASSETS                              HISTORICAL   HISTORICAL   ADJUSTMENTS       PRO FORMA
- ------                              ----------   ----------   -----------       ---------
Current assets:
  Cash                              $  2,663       $   443                      $  3,106
  Accounts receivable,                12,949         1,550                        14,499
   net
  Inventories                         10,723         1,363                        12,086
  Other current assets                   651            48                           699
                                    --------      --------                      --------
   Total current assets               26,986         3,404                        30,390
Property, plant and
  equipment, net                      30,261         1,926       2,051 (A)        34,238
Other assets, net                      6,461           102         297 (B)         6,860
Goodwill, net                         12,986             0       5,016 (C)        18,002
                                    --------      --------    --------          --------

                                    $ 76,694      $  5,432    $  7,364          $ 89,490
                                    ========      ========    ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current maturities of
  long-term debt                    $    264           471        (471)(D)           264
 Accounts payable                      7,645         1,462         100 (E)         9,207
 Accrued expenses                      6,747           434                         7,181
 Income taxes payable                  1,222           158                         1,380
                                    --------      --------    --------          --------
  Total current
  liabilities                         15,878         2,525        (371)           18,032
                                    --------      --------    --------          --------

Long-term obligations:
 Long-term debt                        9,355           661       9,145 (D)        19,161
 Deferred income taxes                 4,324             0         750 (F)         5,074
 Other long-term
  obligations                            834             0                           834
                                    --------      --------    --------          --------
  Total liabilities                   30,391         3,186       9,524            43,101
                                    --------      --------    --------          --------
Stockholders' equity:
  Common stock                             7             9          (9)(G)             7
  Additional paid-in
   capital                            27,838             0          86 (H)        27,924
  Cumulative translation
   adjustment                            372             0                           372
  Retained earnings                   18,086         2,237      (2,237)(I)        18,086
                                    --------      --------    --------          --------
   Total stockholders
    equity                            46,303         2,246      (2,160)           46,389
                                    --------      --------    --------          --------
                                    $ 76,694      $  5,432    $  7,364          $ 89,490
                                    ========      ========    ========          ========



See notes to Pro Forma Condensed Combined Financial Statements.

                                               SINTER METALS, INC.
                                   PRO FORMA CONDENSED COMBINED INCOME STATEMENT

                                       FOR THE YEAR ENDED DECEMBER 31,1995

                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    (UNAUDITED)

                                      SINTER
                                      METALS     SINTERFORM
                                    HISTORICAL   HISTORICAL   ADJUSTMENTS     PRO FORMA
Net sales                           $ 94,310      $ 13,280                     $107,590

Cost of sales                         73,245        11,100         128   (J)     84,473
                                     -------       -------     -------          -------
Gross profit                          21,065         2,180        (128)          23,117

Selling, general and
 administrative expenses               7,698           904                        8,602

Amortization of
 intangible assets                       332             0         166   (K)        498
                                     -------        ------     -------          -------

Income from operations                13,035         1,276        (294)          14,017

Interest expense                         287           114         474   (L)        875

Other expense (income),
 net                                     111          (236)                        (125)
                                     -------        ------     -------          -------

Income before income
 taxes                                12,637         1,398        (768)          13,267

Provision for income
 taxes                                 4,750           487        (284)  (M)      4,953
                                     -------       -------     -------          -------

Net income                           $ 7,887       $   911     $  (484)         $ 8,314
                                     =======       =======     =======          =======
Net income per common
 share                               $  1.05                                    $  1.11
                                     =======                                    =======
Weighted average common
 share                                 7,500                                      7,505
                                     =======                                    ========


See Notes to Pro Forma Condensed Combined Financial Statements.



                               SINTER METALS, INC.
                  PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                      SINTER
                                      METALS     SINTERFORM
                                    HISTORICAL   HISTORICAL    ADJUSTMENTS     PRO FORMA
Net sales                           $ 55,539      $  7,653                     $ 63,192

Cost of sales                         42,727         6,412          64   (J)     49,203
                                    --------      --------    --------         --------

Gross profit                          12,812         1,241         (64)          13,989

Selling, general and
 administrative expenses               4,875           836                        5,711

Amortization of
 intangible assets                       195             0          83   (K)        278
                                    --------      --------    --------         --------

Income from operations                 7,742           405        (147)           8,000

Interest expense                         188            47         230   (L)        465

Other (income), net                      (21)         (190)                        (211)
                                    --------      --------    --------         --------
Income before income
 taxes                                 7,575           548        (377)           7,746

Provision for income
 taxes                                 2,775           149        (139)  (M)      2,785
                                    --------      --------    --------         --------
Net Income                          $  4,800      $    399    $   (238)        $  4,961
                                    ========      ========    ========         ========
Net income per common
  share                             $    .64                                   $    .66
                                    ========                                   ========


Weighted average common
 shares outstanding                    7,548                                      7,553
                                    ========                                   ========

See notes to Pro Forma Condensed Combined Financial Statements.

                               SINTER METALS, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(A) An adjustment to reflect the increase in property, plant and equipment of SinterForm from historical cost to the preliminary assessment of fair market value.

(B) Represents the assets associated with the estimated transaction costs to be incurred.

(C) The increase in goodwill is recorded to reflect the excess purchase price paid for the stock of SinterForm in excess of the recorded book value.

(D) The incremental bank indebtedness represents the cash portion of the purchase price and the refinancing of the SinterForm indebtedness.

(E)  Represents an accrual for unpaid transaction costs.

(F) To record the deferred tax liability associated with the purchase accounting adjustment to property, plant and equipment discussed in (A).

(G)  Represents the adjustment necessary to eliminate the stock of SinterForm.

(H) The stock portion of the purchase was 5,000 shares issued at $17.25 per share.

(I) Represents the adjustments necessary to eliminate the retained earnings of SinterForm.

(J) Records the incremental depreciation associated with the increases in property, plant and equipment identified in (A) above.

(K) Records the anticipated amortization of goodwill and intangible assets arising from the acquisition.

(L) Records the interest expense associated with the incremental borrowings at the average rate incurred.

(M) Represents the tax benefit associated with the incremental expenses incurred above.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SINTER METALS, INC.

Date:  September 27, 1996            /s/ Joseph W. Carreras
                                         ------------------
                                     By:   Joseph W. Carreras
                                           Chairman of the Board
                                           and Chief Executive Officer

                                     /s/ Michael T. Kestner
                                         --------------------
                                     By:   Michael T. Kestner
                                           Chief Financial Officer




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